Exhibit 99.1


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[GRAPHIC OMITTED]                                    OCWEN FINANCIAL CORPORATION
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FOR IMMEDIATE RELEASE                   FOR FURTHER INFORMATION, CONTACT:
                                        A. RICHARD HURWITZ
                                        VP, CORPORATE COMMUNICATIONS & MARKETING
                                        T: (561) 682-8575
                                        E: RHURWITZ@OCWEN.COM

                           OCWEN FINANCIAL CORPORATION
                     TO ACQUIRE OCWEN ASSET INVESTMENT CORP.

WEST PALM BEACH, FL - (July 26, 1999) Ocwen Financial Corporation (NYSE: OCN) announced today that it has signed a definitive merger agreement with Ocwen Asset Investment Corp., a publicly traded real estate investment trust (NYSE:
OAC), providing for Ocwen Financial to acquire OAC for 0.71 shares of Ocwen Financial common stock for each outstanding share of OAC common stock (other than those OAC shares owned by Ocwen Financial or its subsidiaries). This exchange ratio represents a $5.50 price per share or an approximate 19 percent premium to the closing price of $4 5/8 for OAC common stock on July 23, 1999, based on the closing price of $7 3/4 for Ocwen Financial common stock on that date.

The merger agreement contemplates that, except in certain circumstances, OAC would declare and set a record date for the final 1998 dividend required for OAC to maintain its status as a REIT under the federal tax provisions prior to the consummation of the merger. The final 1998 dividend has been deferred by the Board of Directors of OAC and is expected to be approximately $15.5 million, or $0.82 per share. There can be no assurance, however, as to whether or when that dividend will actually be paid. The merger, which is structured to be taxable to the OAC shareholders, is expected to close in the fourth quarter of 1999, subject to antitrust approvals and the approval of the shareholders of each of Ocwen Financial and OAC.

William C. Erbey, Chairman and Chief Executive Officer of Ocwen Financial, stated, "We are very pleased that OAC's Special Committee has approved our merger proposal. We believe that this transaction will maximize value to the shareholders of both Ocwen Financial and OAC."

OAC has 18,965,000 shares of common stock outstanding, of which Ocwen Financial and certain of its affiliates hold 1,540,000, or approximately 8.1 percent. In addition, a wholly-owned subsidiary of Ocwen Financial holds 1,808,733 units of Ocwen Partnership, L.P., the operating partnership through which OAC conducts most of its business.

A wholly-owned subsidiary of Ocwen Financial is the manager of OAC, and one director and executive officer of Ocwen Financial is a member of the Board of Directors and an executive officer of OAC. Because of these relationships, a Special Committee consisting of OAC's two independent directors considered Ocwen Financial's proposal and negotiated the terms of the definitive merger agreement. The Special Committee unanimously recommended the proposed transaction to the Board of Directors.

Ocwen Financial Corporation is a $3.13 billion financial institution headquartered in West Palm Beach, Florida. The Company's primary businesses are the acquisition, servicing and resolution of subperforming and nonperforming residential and commercial mortgage loans. Additional information about Ocwen Financial Corporation is available at WWW.OCWEN.COM.

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVE," "EXPECT," OR FUTURE OR CONDITIONAL VERB TENSES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THE ABILITY OF OCWEN FINANCIAL AND OAC TO CONSUMMATE THE MERGER, SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE, INTEGRATION OF ACQUIRED BUSINESSES, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS (AT MATURITY OR UPON ACCELERATION) AND THE MARKET PRICES OF THE COMMON STOCK OF OCWEN FINANCIAL AND OAC. FOR ADDITIONAL FACTORS THAT MAY IMPACT FORWARD-LOOKING STATEMENTS IN THIS DOCUMENT OR OTHER FORWARD-LOOKING STATEMENTS MADE BY OCWEN FINANCIAL FROM TIME TO TIME, PLEASE REFER TO EXHIBIT 99.1 TO OCWEN FINANCIAL'S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
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